EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of the 25th day of September, 2000 by and between ICG Communications, Inc., ICG Holdings, Inc., ICG Services, Inc., ICG Equipment, Inc., and ICG Telecom, Inc. (collectively, "Employer" or the "Company") and Randall Curran ("Employee").

                                    RECITALS

     WHEREAS, the Company desires to employ Employee as provided herein; and

     WHEREAS, Employee desires to be employed by Employer as provided herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:


     1. Employment. The Company agrees to employ Employee and Employee hereby agrees to be employed on a full-time basis by the Company or by such of its subsidiary or affiliate corporations as determined by the Company in such position as is designated by the Company, for the period and upon the terms and conditions hereinafter set forth.

     2. Duties. Employee shall serve as Chief Executive Officer ("CEO") of ICG Communications, Inc. and shall report to the Board of Directors (the "Board") and the Special Executive Committee of the Board (the "Special Committee") thereof. During his employment, Employee shall perform the duties and bear the responsibilities commensurate with his position and shall serve his Employer faithfully and to the best of his ability. During the Term (as defined below) of the Agreement, and excluding any periods of vacation, holiday, personal leave and sick leave to which Employee is entitled, Employee shall devote Employee's full business time, attention and ability to the business and affairs of the Company and shall use Employee's best efforts to carry out Employee's responsibilities faithfully and efficiently in a professional manner.


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


     3. Compensation and Benefits.

     (a) The Company shall pay Employee during the Term of this Agreement a monthly base salary, payable bi-weekly. The monthly base salary as CEO will be Seventy Five Thousand Dollars ($75,000), which shall be effective as of September 25, 2000. This salary may be increased from time to time in accordance with normal business practices of the Company and, if so increased, shall not thereafter be reduced unless (i) any such reduction occurs on a proportionate across-the-board basis among all executive employees of the Company ("Key Employees"), and (ii) in no event shall Employee's salary be reduced to a rate below his rate as in effect on the date hereof. Compensation of Employee by salary payments shall not be deemed exclusive and shall not prevent Employee from participating in any other compensation, bonus or benefit plan of the Company. The salary payments hereunder shall not in any way limit or reduce any other obligation of the Company hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay Employee's salary hereunder.

     (b) In addition to salary as provided above, the Company will provide Employee, during the Term of this Agreement, with the benefits of such insurance plans, benefit plans, hospitalization plans and other perquisites as shall be generally provided to senior executives of the Company and for which Employee may be eligible under the terms and conditions thereof.

     (c) If at any time during the Term of employment the Company seeks protection under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") the Company will use its reasonable best efforts to assume this Agreement. Failure of the Company to assume this Agreement within a reasonable time after seeking such protection shall entitle Employee to terminate his employment at any time thereafter and receive the same twelve month severance benefit described below as if the Company had terminated his employment other than for cause or as a result of Employee's death or disability.

     (d) Throughout the Term of this Agreement, the Company will promptly reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with the business of the Company and the performance of his duties under this Agreement including, but not limited to, the costs of temporary housing convenient to the Company's headquarters and travel costs between headquarters and his home in St. Louis, Missouri, through June 2001,


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

upon presentation to the Company by Employee of a reasonably itemized accounting of such expenses with reasonable supporting data.

     (e) Provided that Employee and the Special Committee mutually agree that Employee's employment hereunder is reasonably expected to continue for a significant time beyond June, 2001, the Company will pay or reimburse Employee on a fully tax grossed-up basis for the reasonable costs and expenses of relocating to the Denver Metropolitan area, including but not limited to brokerage or similar costs incurred by Employee in obtaining a permanent residence in the Denver area.

     (f) During the term of this Agreement, Employee will have full use of a company vehicle at Company's expense.

     4. Term. Subject to Section 5, the Term of this Agreement will be from month to month commencing on September 25, 2000.

     5. Termination.

     (a) If this Agreement is terminated by the Company for any reason other than Employee's death, disability or for "cause" (as defined below) or by Employee for "good reason" (as defined below) at any time after the earliest to occur of (i) November 24, 2000, (ii) the date of a "change in control" (as defined below), (iii) the date on which the Board of Directors or the Special Committee resolves to file a petition for relief pursuant to Chapter 11 of the Bankruptcy Code on behalf of the Company and (iv) the date on which an involuntary petition under Chapter 7 of the Bankruptcy Code is filed against the Company, the Company shall pay Employee within five days of the date of the notice of termination a lump sum termination benefit in an amount equal to twelve month's salary at the rate then in effect.

     (b) For purposes of this Agreement, termination for "cause" shall be limited to termination based on Employee's (i) willful and continued failure to substantially perform his duties hereunder (other than any such failure arising from his disability) provided that Employee shall first have received a notice in writing from the Special Committee specifying in reasonable detail the alleged failures and providing Employee a reasonable opportunity to cure same; or (ii) acts of intentional dishonesty resulting in demonstrable harm to the Company.

     (c) For purposes of this Agreement, a "change in control" of the Company shall mean and be deemed to have occurred if (a) any "person" (as such term is


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

used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities; (b) at any time a majority of the directors of the Company are persons who were not nominated for election by the Board; (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding
immediately   prior  thereto   continuing  to  represent  (either  by  remaining
outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (d) the Company shall sell or otherwise dispose of, in one transaction or a series of related transactions, assets aggregating more than fifty percent (50%) of the assets of the Company and its subsidiaries consolidated; or (e) the stockholders or creditors of the Company approve a plan of complete liquidation of the Company or any agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     (d) For purposes of this Agreement, Employee shall be entitled to terminate this Agreement for "good reason" if (i) Employee is no longer CEO of the Company or is required to report to anyone other than the Board or the Special Committee, (ii) Employee is assigned duties inconsistent with those duties customarily assigned to senior executive officers of the Company, or (iii) there is a mutual breach by the Company in the performance of any of the terms and conditions of this Agreement, provided Employee shall first have given written notice to the Special Committee regarding such breach and given the Company a reasonable opportunity to cure such breach.

     (e) If Employee dies during the Term of this Agreement, Employee's obligations under this Agreement will terminate and the Company will pay the estate of Employee an amount equal to six (6) months base salary.

     (f) If, during the Term of this Agreement, Employee is prevented from performing his duties by reason of illness or incapacity for thirty (30) days in any one hundred eighty (180) day period, the Company may terminate this Agreement, upon fourteen (14) days notice to Employee or his duly appointed legal representative. Employee will be entitled to all benefits provided under any disability plans of the Company.

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

     (g) The Company shall be responsible for any gross-up payment required to offset any excise taxes placed on Employee if any payments made to Employee under Section 5(a) are considered "parachute payments" (within the meaning of Section 280g of the Internal Revenue Code) or any payments or reimbursements to Employee for temporary housing or relocation expenses result in net taxable income to Employee (net of any offsetting deductions).

     6. Directors' and Officers' Insurance; Indemnification.

     (a) The Company represents that the Employee is covered by the Directors' and Officers' liability insurance policy currently in effect which provides $60,000,000 of coverage for all directors and officers through November 1, 2000 and for a discovery period of one year thereafter, and that the Company will use its commercially reasonable efforts to obtain such a policy providing coverage for acts by officers and directors after such date in an amount which the
Special  Committee  and  Employee  in  good  faith  mutually   determine  to  be
reasonable.

     (b) In addition to any rights to indemnification to which Employee is entitled under the Company's Articles of Incorporation and Bylaws, the Company shall indemnify Employee at all times during and after the Term of this Agreement to the maximum extent permitted under the Delaware Business Corporation Act or any successor provision thereof, and any and all applicable state law, and shall pay Employee's expenses in defending any civil action, suit or proceeding in advance of the final disposition of such action, suit or proceeding to the maximum extent permitted under such applicable state laws for Employee's action or inaction on behalf of the Company under the terms of this Agreement including but not limited to any acts or alleged acts arising out of events prior to Employee's employment by the Company which obligation shall survive the termination of Employee's employment or the termination of the other provisions of this Agreement.

     7. Severability. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.


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


     8. Notices. All communications, requests, consents and other notices provided for in this Agreement shall be in writing and shall be deemed give if delivered by hand or mailed by first class mail, postage prepaid, to the last known address of the recipient.

     9. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

     10. Assignment. Neither this Agreement nor any rights or duties hereunder may be assigned by Employee or the Company without the prior written consent of the other, such consent not to be unreasonably withheld.

     11. Amendments. No provisions of this Agreement shall be altered, amended, revoked or waived except by an instrument in writing, signed by each party to this Agreement.

     12. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

     13. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constituted one and the same instrument.

     14. Arbitration. Any dispute, controversy or question arising under, out of, or relating to this Agreement (or the breach thereof), or, Employee's employment with the Company or termination thereof, shall be referred for arbitration in the State of Colorado to a neutral arbitrator selected by Employee and the Company and this shall be the exclusive and sole means for resolving such dispute.

     15. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties and supersedes all prior understandings, agreements or representations by or between the parties, whether written or oral, which relate in any way to the subject matter hereof.


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

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                      By:  /s/ Randall Curran
                                           ------------------------------
                                            Randall Curran


                                      ICG COMMUNICATIONS, INC.

                                      By:  /s/ William J. Laggett
                                           ------------------------------
                                            Chairman of the Special
                                            Executive Committee of the
                                            Board of Directors


                                      ICG HOLDINGS, INC.

                                      By:  /s/ Bernard L. Zuroff
                                           ------------------------------
                                                General Counsel


                                      ICG SERVICES, INC.

                                      By:  /s/ Bernard L. Zuroff
                                          -------------------------------
                                                General Counsel


                                      ICG EQUIPMENT, INC.

                                      By:  /s/ Bernard L. Zuroff
                                          -------------------------------
                                                General Counsel


                                      ICG TELECOM, INC.

                                      By:  /s/ Bernard L. Zuroff
                                          -------------------------------
                                                General Counsel



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